Exhibit 99.2

Somnigroup Announces Pricing of Secondary Offering of Common Stock

DALLAS, TX, May 12, 2025 – Somnigroup International Inc. (NYSE: SGI, “Company” or “Somnigroup”) today announced the pricing of the previously announced secondary offering (the “Offering”) of 15,376,743 shares of its common stock at a price to the public of $62.00 per share. All of the shares of common stock are being sold by the former majority shareholder of Mattress Firm Group Inc., which shareholder is a subsidiary of IBEX Topco B.V., and Somnigroup will not receive any of the proceeds from the Offering. The Offering is expected to close on or about May 13, 2025, subject to customary closing conditions.

Goldman Sachs & Co. LLC is acting as the sole underwriter for the Offering.

The shares of common stock are being offered pursuant to the Company’s automatically effective shelf registration statement (and prospectus) on Form S-3 previously filed with the U.S. Securities and Exchange Commission (the “SEC”). The Offering is being made only by means of a preliminary prospectus supplement and the accompanying prospectus. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the Offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the preliminary prospectus supplement and accompanying prospectus may be obtained by contacting: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that may be characterized as “forward-looking,” within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company’s plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “might,” “projects,” “plans,” “proposed,” “targets,” “intends,” “believes,” “will,” “contemplates” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the consummation of the Offering, the Company’s expectations regarding the Mattress Firm acquisition, expectations regarding post-closing supply agreements, future performance, integration of acquired companies with our business, the Company’s expected quarterly results, full year guidance and outperformance relative to the broader industry, the Company’s quarterly cash dividend, the Company’s expectations regarding geopolitical events (including the war in Ukraine and the conflict in the Middle East), the imposition of new tariffs or retaliatory tariffs, increases in existing tariffs and other changes in trade policy and regulations, loss of suppliers and disruptions in the supply of raw materials, the macroeconomic environment including its impact on consumer behavior, foreign exchange rates and fluctuations in such rates, the bedding industry, financial infrastructure, adjusted EPS for 2025 and subsequent periods and the Company’s expectations for sales and adjusted EPS growth, product launches, expected hiring and advertising, capital project timelines, channel growth, acquisitions and commodities outlook. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include Mattress Firm’s ongoing operations; the ability to successfully integrate Mattress Firm into the Company’s operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for the Company’s products and the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Somnigroup

Somnigroup (NYSE: SGI) is the world’s largest bedding company, dedicated to improving people’s lives through better sleep. With superior capabilities in design, manufacturing, distribution and retail, we deliver breakthrough sleep solutions and serve the evolving needs of consumers in more than 100 countries worldwide through our fully-owned businesses, Tempur Sealy, Mattress Firm and Dreams. Our portfolio includes the most highly recognized brands in the industry, including Tempur-Pedic®, Sealy®, Stearns & Foster®, and Sleepy’s®, and our global omni-channel platform enables us to meet consumers wherever they shop, offering a personal connection and innovation to provide a unique retail experience and tailored solutions.

Somnigroup Investor Relations Contact

Aubrey Moore
Investor Relations
Somnigroup International Inc.
800-805-3635
Investor.relations@somnigroup.com